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                                                                    EXHIBIT 23.3
                    [LETTERHEAD OF PRICEWATERHOUSECOOPERS]


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Consolidated Natural Gas Company of our report dated January 26, 2000, relating to the consolidated financial statements of Consolidated Natural Gas Company, which appears in the Current Report on Form 8-K filed on January 27, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
December 22, 2000